UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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KushCo Holdings, Inc.
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On April 12, 2021, Nicholas Kovacevich, Chairman and Chief Executive Officer of KushCo Holdings, Inc. (“KushCo”), participated in an interview with Benzinga, regarding the proposed merger (the “Merger”) of KushCo and Greenlane. The article as it appeared on https://www.benzinga.com/markets/cannabis/21/04/20605363/video-kushco-ceo-explains-how-greenlane-merger-catapults-them-to-the-next-level is provided below.
Video: KushCo CEO Explains How Greenlane Merger Catapults Them To 'The Next Level'
By Staff -April 14, 2021

At the end of March, KushCo Holdings, Inc. (OTCQX:KSHB) announced a merger with cannabis ancillary products supplier Greenlane Holdings, Inc. (NASDAQ:GNLN).

Under the agreement, KushCo will become a wholly-owned subsidiary of Greenlane, and the company’s co-founder, chairman and CEO, Nick Kovacevich will become CEO of the combined company.

The joint company is estimated to generate pro-forma revenue of approximately $310 to $330 million this year.

Soon after the merger announcement, KushCo posted its second-quarter earnings with $32.9 million in revenue, representing a 23% sequential increase, and 9% year-over-year growth.

The company has been even busier in the recent period, having completed a $40 million equity raise, with plans to pay down its debt of around $17 million.

“We just, for once, got some tailwinds behind us, and after fighting headwinds for 18 months, that sure feels good,” Kovacevich commented on its recent activities during Monday’s Benzinga Cannabis Insider live show.

The Merger Makes Sense
During the interview, Kovacevich explained the idea of the merger was on the table for several years, even getting close to happening just before the pandemic came about.

Late last year, the two companies resumed their conversations.

“We just think it makes sense, and people have agreed with that. That’s the general sentiment,” Kovacevich said.

“Both of our companies need a little bit more scale to get to that meaningful profitability and EBITDA standpoint. Putting them together, we get that scale overnight.”

KushCo's CEO pointed out that, although people usually think of KuchCo and Greenlane as competitors, they actually have different businesses with very little overlap. This means that the merger would help diversify the pro-forma company across products, geographic markets, and customers.

With Greenlane having a notable presence in Europe, KuchCo is getting global via this deal, added Kovacevich.

The merger “de-risks the business, it diversifies the business, it puts us in a position where we can now be listed on NASDAQ under the Greenlane symbol,” he continued.

Furthermore, institutional investors will be provided with the opportunity to play a proxy through Greenlane/KushCo to get access to multi-state operators.

Big Companies Shouldn’t Do Everything In-House
Explaining the need for ancillary providers in an industry known for trending toward vertical integration, Kovacevich said that “people have realized it's not efficient to try to create everything in-house, especially if it's not within your core competency.”

Taking packaging as an example example, he said that, for companies that are competing for a soon-to-be $50 billion market, turning their focus to packaging, which accounts for around 1% of that, makes no sense. What’s more, with companies having so many products, they need too many different products, fromm syringes and concentrate containers, to small jars and joint tubes. That’s why even the ones doing some of it in-house choose to do it for only a few products, and not for all of them.

Another way to secure your position is through intellectual property and through contracts, he went on.

“We announced the combined company will have over 200 articles of intellectual property,” he said, adding that they have already confirmed a big supply contract with a leading vape operator on the West Coast, and a contract with one of the top five largest publicly traded multi-state operators.

While Kovacevich doesn’t reject the idea of possibly expanding across other industries in the future, such as pharma, he pointed out that the company’s focus currently remains on the cannabis and CBD markets.

Making A Very Profitable Company And Choosing The Focus
With this merger, KushCo will also have a chance to create its own brands on the ancillary side, attain global reach, and work on “expanding the margin ceiling,” said Kovacevich.

The CEO further reminded how the combined company will have a market cap below $500 million (projected around $350 million), which is very surprising considering the high growth industry they are operating in, the fact that both companies were pioneers in the space, and one of them is even listed on the NASDAQ.

By means of conclusion, Kovacevich went into his plans to "make this a very profitable company,” and to be in a perfect position to acquire other ancillary businesses in the future.

The merger “catapults us to that next level and puts us on scale with really anyone out there, from a size and infrastructure standpoint, and global reach.”

Complex legal frameworks pose all sorts of challenges. One of them is setting up infrastructure in every new market a cannabis company wants to get into. This means only a small number of companies in this industry are really global, or national for that matter, explains Kovacevich.

On the other hand, being an “ancillary provider, we don’t have to do that, so we can go global much quicker,” he ended. “The bigger challenge is really going to be where do we focus and what do we say no to rather than what do we say yes.”

Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which KushCo and Greenlane operate, management’s beliefs, assumptions made by management and the transactions described in this communication. While KushCo’s and Greenlane’s management believe the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummation the Merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the Merger; (4) risks that the proposed Merger disrupts current plans and operations of KushCo and/or Greenlane; (5) the ability to recognize the anticipated benefits of the Merger; and (6) the amount of the costs, fees, expenses and charges related to the Merger; and the other risks and important factors contained and identified in KushCo’s and Greenlane’s filings with the SEC, such as their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, any of which could cause actual results to differ materially from the forward-looking statements in this communication.
Important Information for Investors and Stockholders

In connection with the proposed Merger, Greenlane expects to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders when it becomes available. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed Merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS

AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Greenlane and KushCo with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.gnln.com and www.kushco.com.

Participants in Solicitation

This communication relates to the proposed Merger between Greenlane and KushCo. This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential Merger. Greenlane, KushCo and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.